UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 24, 2015 (September 18, 2015)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 18, 2015, Residences at Captain Parker, LLC, a Massachusetts limited liability company (“Captain Parker”) closed on a Purchase and Sale Contract and Joint Escrow Instructions (the “Purchase Agreement”) with Avalon II Massachusetts Value I, L.P., a Delaware limited partnership (the “Seller”) pursuant to which Captain Parker acquired the Captain Parker Arms, a 94 unit apartment complex located at 7 Captain Parker Arms, Lexington,  Massachusetts (the “Property”), for a purchase price of $31.6 million in cash.  The manager of Captain Parker is NewReal, Inc. (“New Real”), the general partner of New England Realty Associates Limited Partnership (the “Partnership”).  The Partnership is the sole member of Captain Parker.

To fund the purchase price, the Partnership borrowed $25,000,000 from its outstanding line of credit with KeyBank, NA which has a floating interest rate equal to a base rate of the LIBOR Rate plus an applicable margin of 3.5%.  The line of credit is collateralized by varying percentages of the Partnership’s ownership interest in 23 of its subsidiary properties and joint ventures. Pledged interests range from 49% to 100% of the Partnership’s ownership interest in the respective entities.

Item 9.01                                           Financial Statements and Exhibits.

(a)                              Financial Statements of Businesses Acquired.

Pursuant to Item 9.01(a)(4), the Registrant intends to file the required financial statements as an amendment to this Form 8-K within 71 days of the date this Current Report on Form 8-K is filed with the Securities Exchange Commission.

(b)                                 Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2), the Registrant intends to file the financial information required by this paragraph (b) of Item 9.01 as an amendment to this Form 8-K within 71 days of the date this Form 8-K is filed with the Securities Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES
LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown
Ronald Brown, its President
Date September 24, 2015